EXHIBIT 4.9
              Certificate of Amendment dated June 25, 2001 (reverse stock split)

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                              SPORTING MAGIC, INC.
                            (A Delaware Corporation)

     SPORTING MAGIC, INC., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

     1. That the present name of this corporation is SPORTING MAGIC, INC. (hereinafter the "Corporation");

     2. The Certificate of Incorporation of this Corporation is hereby amended by deleting Article FOURTH in its entirety and replacing it with the following:

     FOURTH.      (a) The total  number of shares of  stock with the Corporation is authorized to issue is 25,000,000 shares of Common Stock, $0.001 par value.

                  (b) At the effective time of this amendment, each security of the Corporation issued and outstanding as of the record date of April 16, 2001, shall be subject to a one (1) for twelve (12) reverse split, except that (a) stockholders owning one hundred (100) or more shares shall be left with not less than one hundred (100) shares; (b) stockholders owning less than one hundred (100) shares shall not be subject to any reverse split; and (c) all fractional shares shall be rounded to the nearest whole.

     The foregoing amendment was duly adopted by the Corporation in accordance with the applicable provisions of Section 242 and 228 of the General Corporation law of the State of Delaware This Corporation has only one class of shares and the number of outstanding shares is 6,800,000. The number of shares voting in favor of the Amendment equaled or exceeded the vote required. The percentage vote required was more than fifty percent (50%) and eighty-eight (88%) of the issued and outstanding shares voted in favor of this Amendment.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Buddy Young, its President, this 25th day of June, 2001.



                                                               /S/
                                                     ---------------------------
                                                     BUDDY YOUNG, President


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